CERTIFICATE OF INCORPORATION

                                       OF

                           CDW ACQUISITION CORPORATION

            FIRST: The name of the Corporation is CDW Acquisition Corporation.

            SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

            FIFTH: The name and mailing address of the incorporator is as follows:

                  Euphemia B. Warren
                  c/o Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022

            SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

            (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

            (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

            (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

            (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

            IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of August, 1993.


                                          /s/ Euphemia B. Warren
                                          ------------------------------
                                                Euphemia B. Warren


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

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            BE IT REMEMBERED that on the 16th day of August, 1993 personally appeared before me, JULIE A. FERGANG a notary public for the State of New York, Euphemia B. Warren, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be her act and deed and that the facts therein stated are true.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                                                   [NOTARY SEAL]


                                          /s/ Julie A. Fergang
                                          --------------------------
                                                Notary Public

                                               Julie A. Fergang
                                       Notary Public, State of New York
                                                No. 31-8002308
                                         Qualified in New York County
                                       Commission Expires Sep. 28, 1994

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CDW ACQUISITION CORPORATION

                            Under Section 242 of the
                        Delaware General Corporation Law

            CDW Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

            1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 17, 1993.

            2. The Certificate of Incorporation of the Corporation is hereby amended, as authorized by Section 242 of the Delaware General Corporation Law, to change the name of the Corporation to "WESCO Distribution, Inc."

            3. To effect such amendment, Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

            "FIRST: The name of the Corporation is WESCO Distribution, Inc."

            4. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law, by unanimous written consent of the Board of Directors and of the Sole Stockholder of the Corporation.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Alexander F. Brigham, its Vice President, and attested by William
A. Barbe, its Vice President and Secretary, this 28th day of February, 1994.


                                          /s/ Alexander F. Brigham
                                          ------------------------------
                                          Alexander F. Brigham
                                          Vice President

Attest:


/s/ William A. Barbe
--------------------------
William A. Barbe
Vice President and Secretary


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